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Filed Pursuant to Rule 424(b)(3)
Registration Number 333-123929

PROSPECTUS

        Offer to exchange $200.0 million aggregate principal amount of 6 7/8% Senior Subordinated Notes Due 2013 (which we refer to as the old notes) for $200.0 million aggregate principal amount of 6 7/8% Senior Subordinated Notes Due 2013 (which we refer to as the new notes), which have been registered under the Securities Act of 1933, as amended, and fully and unconditionally guaranteed by the subsidiary guarantors listed on page ii of this prospectus.

        The exchange offer will expire at 5:00 p.m., New York City time, on June 21, 2005, unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

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    We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

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    You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

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    The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

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    The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption "Certain U.S. Federal Income Tax Consequences For Non-U.S. Holders" for more information.

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    We will not receive any proceeds from the exchange offer.

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    We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

        There is no established trading market for the new notes or the old notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

        See "Risk Factors" beginning on page 11 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2005

        In this prospectus, the terms "DRS," "we," "us" and "our" refer to DRS Technologies, Inc. and our subsidiaries.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054
Attention: Investor Relations

        Oral requests should be made by telephoning (973) 898-1500.

        In order to obtain timely delivery, you must request the information no later than June 14, 2005, which is five business days before the expiration date of the exchange offer.

i

SUBSIDIARY GUARANTORS

NAI Technologies, Inc.
DRS Electronic Systems, Inc.
DRS Surveillance Support Systems, Inc.
DRS Technical Services, Inc.
DRS Power & Control Technologies, Inc.
DRS Electric Power Technologies, Inc.
DRS Power Technology, Inc.
Paravant Inc.
DRS Tactical Systems, Inc.
DRS Engineering Development Labs, Inc.
DRS Signal Technologies, Inc.
DRS Signal Recording Technologies, Inc.
DRS Systems Management Corporation
DRS Optronics, Inc.
DRS Sensors & Targeting Systems, Inc.
DRS FPA, Inc.
DRS Infrared Technologies, L.P.
DRS Unmanned Technologies, Inc.
DRS Data & Imaging Systems, Inc.
DRS Technologies Canada, Inc.
DRS Communications Company LLC
DRS Systems, Inc.
Night Vision Equipment Co., Inc.
DRS International, Inc.
Integrated Defense Technologies, Inc.
Tech-Sym Corporation
DRS Test & Energy Management, Inc.
DRS EW & Network Systems, Inc.
DRS Signal Solutions, Inc.
DRS Training & Control Systems, Inc.
DRS Codem Systems, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Securities and Exchange Commission (SEC) encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus and the documents that we are incorporating by reference contain these types of statements. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the "Risk Factors" section of this prospectus, as well as any cautionary language in this prospectus and the documents that we are incorporating by reference, provide examples of these risks and uncertainties. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference, in this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE

        We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Securities Exchange Act of 1934, as amended, (the Exchange Act), which means that we disclose important information to you by referring to another document filed separately with the SEC. The information contained in the documents we are incorporating by reference is considered to be a part of this prospectus and the information that we later file with the SEC will automatically update and supercede the information contained or incorporated by reference in this prospectus. Accordingly, the following documents we previously filed with the SEC are incorporated herein by reference; provided, however, we are not incorporating by reference any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

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  Current Report on Form 8-K, filed with the SEC on May 17, 2005;

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  Current Report on Form 8-K, filed with the SEC on April 7, 2005;

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  Current Report on Form 8-K/A, filed with the SEC on February 25, 2005;

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  Current Report on Form 8-K, filed with the SEC on February 14, 2005;

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  Current Report on Form 8-K, filed with the SEC on February 9, 2005;

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  Current Report on Form 8-K, filed with the SEC on December 29, 2004;

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  Current Report on Form 8-K, filed with the SEC on December 23, 2004;

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  Current Report on Form 8-K, filed with the SEC on December 21, 2004;

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  Current Report on Form 8-K, filed with the SEC on December 20, 2004;

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  Current Report on Form 8-K, filed with the SEC on December 16, 2004;

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  Current Report on Form 8-K, filed with the SEC on December 15, 2004;

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  Current Report on Form 8-K, filed with the SEC on November 5, 2004;

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  Quarterly Report on Form 10-Q, filed with the SEC on February 9, 2005;

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  Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2004;

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  Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2004;

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  Amended Annual Report on Form 10-K/A, filed with the SEC on July 9, 2004; and

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  Revised Definitive Proxy Soliciting Materials on Schedule 14A, filed with the SEC on July 7, 2004.

        All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus from the date of filing such documents. These documents are or will be available for future inspection or copying at the locations identified under the heading "Where You Can Find More Information."

        We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents to: DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, telephone number: (973) 898-1500, Attention: Investor Relations.

SUMMARY

        The following information summarizes the detailed information and financial statements included or incorporated by reference in this prospectus. You should read the entire prospectus carefully, including the matters discussed under the caption "Risk Factors" and the detailed information and financial statements included or incorporated by reference in this prospectus. When used in this prospectus the terms "DRS," "we," "our" and "us," except as otherwise indicated or as the context otherwise indicates, refer to DRS Technologies, Inc. and its subsidiaries. Except as otherwise noted, this prospectus does not give pro forma effect to the December 14, 2004 acquisition of Night Vision Equipment Company, Inc. and affiliate (NVEC). Unless otherwise noted, references to "fiscal year" refer to the fiscal year of DRS, which ends on March 31. NVEC's fiscal year ends on December 31. Results for the nine months ended December 31, 2004 are not necessarily indicative of results expected for the full year.

Company Overview

        We are a leading supplier of defense electronic products and systems. We provide high-technology products and services to all branches of the U.S. military, major aerospace and defense prime contractors, government intelligence agencies, international military forces and industrial markets. We focus on several key areas of importance for the U.S. Department of Defense, or the DoD, such as intelligence, surveillance, reconnaissance, power management, advanced communications, and network systems. Incorporated in 1968, we have served the defense industry for more than 35 years. We are a leading provider of thermal imaging devices, combat display workstations, electronic sensor systems, power systems, battlefield digitization systems, air combat training systems, mission recorders and deployable flight incident recorders. Our products are deployed on a wide range of high-profile military platforms, such as DDG-51 Aegis destroyers, M1A2 Abrams Main Battle Tanks, M2A3 Bradley Fighting Vehicles, OH-58D Kiowa Warrior helicopters, AH-64 Apache helicopters, F/A-18E/F Super Hornet and F-16 Fighting Falcon jet fighters, C-17 Globemaster II and C-130 Hercules cargo aircraft, Trident submarines, Virginia class submarines and on several other platforms for military and non-military applications. We also have contracts that support future military platforms, such as the DD(X) destroyer, CVN-78 next generation aircraft carrier and Future Combat System.

        Over the past five fiscal years ended March 31, 2004, we increased our annual revenues at a compound annual growth rate of approximately 30.0% and our operating income at a compound annual growth rate of approximately 46.5%. For the year ended March 31, 2004, we had revenues of $986.9 million and operating income of $103.3 million. For the nine months ended December 31, 2004, we had revenues of $947.4 million and operating income of $101.6 million.

        We are organized into two operating segments: the Command, Control, Communications, Computers and Intelligence Group (C4I Group) and the Surveillance and Reconnaissance Group (SR Group). All other operations, primarily our Corporate Headquarters, are grouped in Other.

        Command, Control, Communications, Computers and Intelligence Group.    The C4I Group is comprised of the following product categories: Command, Control and Communications (C3), which includes naval display systems, ship communications systems, radar systems, technical support, electronic manufacturing and system integration services and secure voice and data communications; Power Systems, which includes the naval and industrial power generation, conversion, propulsion, distribution and control systems lines; Intelligence Technologies, which includes signals intelligence, data collection, processing and dissemination equipment; and Tactical Systems, which includes battle management tactical computer systems and peripherals product lines.

        Surveillance and Reconnaissance Group.    The SR Group is comprised of the following product categories: Reconnaissance, Surveillance and Target Acquisition (RSTA), which develops and produces electro-optical sighting, targeting and weapon sensor systems, high-speed digital data and imaging systems, aircraft weapons alignment systems, mission and flight recorders, image intensification (I2) night vision, combat identification and laser aimers/illuminator products, and provides electro-optical system manufacturing services; Training & Control Systems, which develops and produces air combat training, unmanned vehicles, electronic warfare and network systems; and Test & Energy Management, which develops and produces electronic test, diagnostics systems and vehicle electronics.

        During the second quarter of fiscal 2005, DRS Data & Imaging Systems Limited was consolidated into C4I Group's DRS Tactical Systems Ltd. operating unit to achieve certain operating synergies. DRS Data & Imaging Systems Limited previously had been managed as a part of the SR Group. Prior-year balances and results of operations for both the C4I Group and SR Group have been restated to reflect this management reporting change.

Business Strategy

        Our goal is to continually improve our position as a leading supplier of defense electronics products and systems. We strive to achieve this goal through the continued implementation of the following strategies:

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  Leverage Incumbent Relationships.  We intend to leverage our relationships with government and industry decision-makers by continuing to deliver high levels of performance on our existing contracts. Our experience has shown that strong performance on existing contracts greatly enhances our ability to obtain additional business with our existing customer base. To accomplish this, we intend to continue to position ourselves as a "best value" provider for our customers. "Best value" is a DoD contracting theme which focuses supplier selection on a supplier's past performance instead of solely on lowest price.

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  Develop and Expand Existing Technologies.  Through a combination of customer-funded research and development and our own internal research and development efforts, we intend to continue to focus on the development and commercialization of our technology. Customer funded development contracts enable us to work with our customers to design and manufacture new systems and components, while decreasing our financial risk.

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  Continue to React Quickly to the Changing Defense Environment.  In addition to being well positioned for conventional warfare roles, we intend to continue to adapt our products, such as thermal imaging, ruggedization and communication products, to address evolving military requirements, such as rapid deployment and containment of non-conventional threats including terrorism.

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  Capitalize on the DoD's Emphasis on Transformation.  The DoD consistently has emphasized its goal to transform the U.S. military into a nimble, light and network centric force. We believe our expertise in electro-optics, power management, training and test, signals intelligence, rugged computers, advanced communications and network systems fits well into the DoD's technological focus.

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  Pursue Strategic Acquisitions.  We plan to continue our active participation in the ongoing consolidation of the aerospace and defense industry. Through selective acquisitions, we aim to broaden our existing product base, build on our existing customer relationships and enhance our ability to enter new markets.

Recent Developments

        On May 12, 2005, we entered into the second amendment to our amended and restated senior secured credit facility. The second amendment amends, among other things, the (a) restrictions on our and our subsidiaries' ability to sell or dispose of certain assets and the related mandatory prepayment requirements (b) certain restrictions on acquisitions and (c) limitations on our and our subsidiaries' ability to make dividends and distributions. See "Description of Other Indebtedness."

        On May 12, 2005, our board of directors declared our first quarterly cash dividend of $.03 per share on our common stock. The dividend is payable on June 30, 2005 to stockholders of record as of the close of business on June 15, 2005.

Summary Description of the Exchange Offer

Old Notes	6 7/8% Senior Subordinated Notes due 2013, which we issued on December 23, 2004.
New Notes
6 7/8% Senior Subordinated Notes due 2013, the issuance of which has been registered under the Securities Act of 1933. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.
Exchange Offer
We are offering to issue up to $200.0 million aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were issued in transactions in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.
Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on June 21, 2005, unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:
	•	you are not our "affiliate," as defined in Rule 405 under the Securities Act;
	•	any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;
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at the time of commencement of the exchange offer, neither you nor anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;
	•	you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering;
	•	if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and
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if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."
Withdrawal; Non-Acceptance
You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on June 21, 2005. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company (DTC), any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see the "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and the "The Exchange Offer—Withdrawal Rights."
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering the Old Notes
Unless you comply with the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:
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tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York, as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent," or
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tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."
Guaranteed Delivery Procedures	If you are a registered holder of old notes and wish to tender your old notes in the exchange offer, but
• the old notes are not immediately available,
• time will not permit your old notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer, or
• the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer, then you may tender old notes by following the procedures described below under the caption "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.
Certain U.S. Federal Income Tax Consequences For Non-U.S. Holders
The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Certain U.S. Federal Income Tax Consequences For Non-U.S. Holders" for more information regarding the tax consequences to you of the exchange offer.
Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."
Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:
	•	you are our "affiliate," as defined in Rule 405 under the Securities Act;
	•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business;
	•	you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;
	•	you are holding old notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering; or
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you are a participating broker-dealer that received new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. See the discussion below under the caption "The Exchange Offer—Procedures for Tendering Old Notes" for more information.
Broker-Dealer
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were received by such broker-dealer as a result of market making activities or other trading activities.
Registration Rights Agreement
When we issued the old notes in December 2004, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to use our best efforts to file with the SEC and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.
If we do not complete the exchange offer within 30 business days after the date that the registration statement of which this prospectus is a part is declared effective, we and the subsidiary guarantors will pay liquidated damages in an amount equal to a per annum rate of .25% on the principal amount of notes for the first 90-day period following the default. The amount of liquidated damages will increase by an additional per annum rate of .25% with respect to each subsequent 90-day period until the exchange offer is completed, up to a maximum amount of liquidated damages equal to 1.0% per annum.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.
A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Summary Description of the New Notes

        The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see "Description of the New Notes."

Issuer	DRS Technologies, Inc.
Notes Offered	$200,000,000 aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2013.
Maturity	November 1, 2013.
Interest Payment Dates	May 1 and November 1 of each year, beginning on May 1, 2005 (which payment on May 1, 2005 shall include accrued interest on the notes since November 1, 2004).
Guarantees	Our obligations under the new notes will be fully and unconditionally guaranteed, jointly and severally, by certain of our existing and future domestic subsidiaries.
Ranking
The new notes and the related subsidiary guarantees will be unsecured senior subordinated obligations. They will rank behind all of our and our subsidiary guarantors' current and future indebtedness other than trade payables, except indebtedness that expressly provides that it is not senior to the notes and the related subsidiary guarantees. As of December 31, 2004, the notes and related subsidiary guarantees were subordinated to $188.0 million of senior debt. As of such date, none of our debt was junior to the notes. As of December 31, 2004, the notes were junior to $98.7 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries. As of December 31, 2004, $200 million of the old notes were outstanding, which does not include $350 million of 6 7/8% Senior Subordinated Notes due 2013 that were issued in October 2003.

Substantially all of our assets have been pledged to secure our obligations to secured creditors, including the lenders under our amended and restated credit facility. In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the new notes.
Optional Redemption	We may, at our option, redeem some or all of the new notes at any time on or after November 1, 2008, at the redemption prices listed under "Description of the New Notes—Optional Redemption."
In addition, on or prior to November 1, 2006, we may, at our option, redeem up to 35% of the new notes with the proceeds of certain sales of our equity at the redemption price listed under "Description of the New Notes—Optional Redemption." We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the new notes issued remains outstanding. Our amended and restated credit facility contains certain provisions that limit our ability to make any optional redemption.
Mandatory Repurchase Offer
If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the new notes at the prices listed under "Description of the New Notes—Repurchase at the Option of Holders." Our amended and restated credit facility contains certain provisions that limit our ability to make a mandatory repurchase offer.
Trustee; Certain Covenants
We will issue the new notes under an indenture with The Bank of New York, which will initially act as trustee on your behalf. This is the same indenture under which we issued the old notes. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries, as defined herein, to:
	•	incur more debt;
	•	pay dividends and make distributions;
	•	make certain investments;
	•	repurchase stock;
	•	create liens;
	•	enter into transactions with affiliates;
	•	enter into sale lease-back transactions;
	•	merge or consolidate; and
	•	transfer or sell assets.

When the new notes are issued, all of our subsidiaries will be restricted subsidiaries, as defined in the indenture. These covenants will be subject to a number of important exceptions and qualifications as described under "Description of the New Notes—Certain Covenants."

Consequences of Not Exchanging Old Notes

        If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

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  if they are registered under the Securities Act and applicable state securities laws;

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  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

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  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

RISK FACTORS

        You should carefully consider the following factors, as well as other information set forth or incorporated by reference in this prospectus, before tendering your old notes in the exchange offer. When we use the term "notes" in this prospectus, the term includes the old notes and the new notes.

Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes," and "Certain U.S. Federal Income Tax Consequences For Non-U.S. Holders."

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

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  certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, New York, New York as depository, including an agent's message, if the tendering holder does not deliver a letter of transmittal;

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  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in lieu of the letter of transmittal; and

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  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

There is no established trading market for the notes and you may find it difficult to sell your notes.

        There is no existing trading market for the notes. We do not intend to apply for listing or quotation of the notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their notes, the amount of notes to be outstanding following the exchange offer or the price at which the notes might be sold. As a result, the market price of the notes could be adversely affected. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse affect on holders of the notes.

Our level of indebtedness could limit cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.

        As of December 31, 2004, our total indebtedness was approximately $751.2 million (of which $550.0 million consisted of the notes and the balance consisted of senior debt). Our level of indebtedness could restrict our operations and make it more difficult for us to satisfy our obligations under the notes. Among other things, our substantial indebtedness may:

  •
  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

  •
  require us to dedicate all or a substantial portion of our cash flow to service our debt, which will reduce funds available for other business purposes, such as capital expenditures or acquisitions;

  •
  limit our flexibility in planning for or reacting to changes in the markets in which we compete;

  •
  place us at a competitive disadvantage relative to our competitors with less indebtedness;

  •
  render us more vulnerable to general adverse economic and industry conditions; and

  •
  make it more difficult for us to satisfy our financial obligations, including those relating to the notes.

        In addition, the indenture and our senior credit facility contain financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior credit facility permits additional borrowing under such facility after completion of this offering and all of those borrowings would rank senior to the notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

        Although there can be no assurances, we believe that the level of borrowings available to us, combined with cash provided by our operations, will be sufficient to provide for our cash requirements for the foreseeable future. However, our ability to satisfy our obligations will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including interest rates and general economic, financial and business conditions. Certain of our subsidiaries may become unrestricted subsidiaries under the indenture, in which case we may not have access to the cash flows of these subsidiaries which will not be subject to the restrictive covenants under the indenture. If we are unable to generate sufficient cash flow to service our debt, we may be required to:

  •
  refinance all or a portion of our debt, including the notes;

  •
  obtain additional financing;

  •
  sell some of our assets or operations;

  •
  reduce or delay capital expenditures and acquisitions; or

  •
  revise or delay our strategic plans.

        If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments, including our senior credit facility and the indenture.

The covenants in the indenture governing the notes and our senior credit facility impose restrictions that may limit our ability and the ability of most of our subsidiaries to take certain actions.

        The covenants in the indenture governing the notes and our senior credit facility restrict our ability and the ability of our restricted subsidiaries to, among other things:

  •
  incur additional debt;

  •
  pay dividends and make other restricted payments;

  •
  make certain investments, loans and advances;

  •
  create or permit certain liens;

  •
  issue or sell capital stock of restricted subsidiaries;

  •
  use the proceeds from sales of assets and subsidiary stock;

  •
  create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

  •
  enter into transactions with affiliates;

  •
  enter into sale and leaseback transactions;

  •
  engage in certain business activities; and

  •
  consolidate or merge or sell all or substantially all of our assets.

        Our senior credit facility contains other covenants customary for credit facilities of this nature, including requiring us to meet specified financial ratios and financial tests. Our ability to borrow under our senior credit facility will depend upon satisfaction of these covenants. Events beyond our control can affect our ability to meet those covenants.

        If we are unable to meet the terms of our financial covenants, or if we break any of these covenants, a default could occur under one or more of these agreements. A default, if not waived by our lenders, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient funds to refinance our debt. Even if new financing is made available to us, it may not be on terms acceptable to us.

Your right to receive payments on the notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the subsidiary guarantees of the notes are junior to all of our subsidiary guarantors' existing indebtedness and possibly to all their future borrowings.

        The notes and the related subsidiary guarantees rank behind our and the subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the related subsidiary guarantees. The old notes and the new notes rank equal in right of payment. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the subsidiary guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the notes or the subsidiary guarantees.

        In addition, all payments on the notes and the related subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiary guarantors, holders of the notes will participate with trade creditors and all other holders of our and our subsidiary guarantors' subordinated indebtedness in the assets remaining after we and our subsidiary guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of our senior debt.

        As of December 31, 2004, the notes and the related subsidiary guarantees were subordinated to $188.0 million of senior debt and approximately $141.9 million was available for borrowing as additional senior debt under our senior credit facility. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Certain of our subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

        As of December 31, 2004, the notes were junior to $98.7 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries and approximately $141.9 million was available for future borrowing under our senior credit facility. Our non-guarantor subsidiaries generated $153.8 million (including $6.8 million of revenues to our guarantor subsidiaries) or 16.2% of our unaudited revenues in the nine month period ended December 31, 2004 and held 9.3% of our total assets as of December 31, 2004.

We are a holding company and are dependent on dividends and other distributions from our subsidiaries.

        DRS Technologies, Inc. is a holding company with limited direct operations. Our principal assets are the equity interests that we hold in our operating subsidiaries. As a result, we are dependent on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Accordingly, our debt that is not guaranteed by our subsidiaries is structurally subordinated to the debt and other liabilities of our subsidiaries.

We may be unable to purchase the notes upon a change of control.

        Upon a change of control, as defined in the indenture, we would be required to offer to purchase all of the notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. If a change of control were to occur, we may not have sufficient funds to pay the change of control purchase price, and we may be required to secure third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. The events that cause a change of control under the indenture may also result in an event of default under our senior credit facility, which may cause the acceleration of our other indebtedness, in which case we would be required to pay our senior secured indebtedness before we repay the notes. Our future indebtedness may also contain restrictions on our ability to repurchase the notes upon certain events, including transactions that would constitute a change of control under the indenture. Our failure to repurchase the notes upon a change of control would constitute an event of default under the indenture.

        The change of control provisions in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization of similar transaction.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its subsidiary guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

The notes may be redeemed at a price below the offering price for the new notes.

        We may redeem some or all of the notes at any time after November 1, 2008 at the redemption prices described in the section entitled "Description of the New Notes—Optional Redemption." For instance, for the period November 1, 2008 through October 31, 2009, we will be entitled at our option to redeem all or a portion of the notes at a redemption price of 103.438% plus accrued interest.

Risks Related to our Business

Our revenues depend on our ability to maintain our level of government business. The loss of our contracts with domestic and non-U.S. government agencies could adversely affect our revenues.

        We derive a significant portion of our revenues from contracts or subcontracts with domestic and non-U.S. government agencies. A reduction in the purchase of our products by these agencies, and principally by the U.S. Army and U.S. Navy, would have a material adverse effect on our business. For the fiscal years ended March 31, 2004, 2003 and 2002, approximately 85%, 81% and 78%, respectively, of our revenues were derived directly or indirectly from defense industry contracts with the U.S. government and its agencies. In addition, in each of the fiscal years ended March 31, 2004, 2003 and 2002, less than 13% of our revenues were derived directly or indirectly from sales to foreign governments. Therefore, the development of our business in the future will depend upon the continued willingness of the U.S. government to commit substantial resources to defense programs and, in particular, upon continued purchase of our products, and other products which incorporate our products, by the U.S. government.

        The risk that governmental purchases of our products may decline stems from the nature of our business with the U.S. government, in which the U.S. government may:

  •
  terminate contracts at its convenience;

  •
  terminate, reduce or modify contracts or subcontracts if its requirements or budgetary constraints change;

  •
  cancel multi-year contracts and related orders if funds become unavailable;

  •
  shift its spending priorities; and

  •
  adjust contract costs and fees on the basis of audits done by its agencies.

        In addition, as a defense business, we are subject to the following risks in connection with government contracts:

  •
  the frequent need to bid on programs prior to completing the necessary design, which may result in unforeseen technological difficulties and/or cost overruns;

  •
  the difficulty in forecasting long-term costs and schedules and the potential obsolescence of products related to long-term fixed price contracts;

  •
  the risk of fluctuations or a decline in government expenditures due to any changes in the DoD budget or appropriation of funds;

  •
  when we act as a subcontractor, the failure or inability of the primary contractor to perform its prime contract, which may result in our inability to obtain payment of our fees and contract costs;

  •
  restriction or potential prohibition on the export of our products based on licensing requirements; and

  •
  our contract wins can be contested by other contractors.

Our revenues will be adversely affected if we fail to receive renewal or follow-on contracts.

        Renewal and follow-on contracts are important because our contracts are for fixed terms. These terms vary from shorter than one year to over five years, particularly for contracts with options. The typical term of our contracts with the U.S. government is between one and three years. The loss of revenues from our possible failure to obtain renewal or follow-on contracts may be significant because our U.S. government contracts account for a substantial portion of our revenues. No single program represented more than 10% of our total revenues in the fiscal year ended March 31, 2004. In the fiscal years ended March 31, 2003 and 2002, the AN/UYQ-70 Advanced Display System program accounted for approximately 13% and 20%, respectively, of our total revenues.

Our operating results may fluctuate.

        Our results of operations have fluctuated in the past and may continue to fluctuate in the future as a result of a number of factors, many of which are beyond our control. These factors include:

  •
  the termination of a key government contract;

  •
  the size and timing of new contract awards to replace completed or expired contracts; and

  •
  changes in DoD policies, budgetary priorities and allocation of funding.

We may not be successful in implementing our growth strategy if we are unable to identify and acquire suitable acquisition targets.

        Finding and consummating acquisitions is an important component of our growth strategy. Our continued ability to grow by acquisition is dependent upon the availability of acquisition candidates at reasonable prices and our ability to obtain additional acquisition financing on acceptable terms. We experience competition in making acquisitions from larger companies with significantly greater resources. We are likely to use significant amounts of cash, issue additional equity securities or incur additional debt in connection with future acquisitions, each of which could have a material adverse effect on our business. There can be no assurance that we will be able to procure the necessary funds to effectuate our acquisition strategy on commercially reasonable terms, or at all. In addition, as our revenue growth has been historically attributable largely to our successful acquisition strategy, failure to identify, consummate or integrate suitable acquisitions could lead to a reduced rate of revenue growth, operating income and net earnings in the future.

We may be unable to integrate acquired companies successfully.

        Our growth through acquisition may place significant demands on our management and our operational and financial resources. Acquisitions involve numerous risks, including:

  •
  difficulties in assimilating and integrating the operations, technologies and products acquired;

  •
  the diversion of our management's attention from other business concerns;

  •
  current operating and financial systems and controls may be inadequate to deal with our growth;

  •
  the risks of entering markets in which we have limited or no prior experience; and

  •
  the potential loss of key employees.

        If we fail to integrate acquired businesses successfully, or to manage our growth, that failure could have a material adverse effect on our business. Further, there can be no assurance that we will be able to maintain or enhance the profitability of any acquired business, including NVEC, or consolidate the operations of any acquired business, including NVEC, to achieve cost savings. There is also no assurance that we will be able to maintain or renew any contracts of any acquired business.

        In addition, there may be liabilities that we fail, or are unable, to discover in the course of performing due diligence investigations on each company or business we have already acquired, including NVEC, or may acquire in the future. Such liabilities could include those arising from employee benefits contribution obligations of a prior owner or non-compliance with, or liability pursuant to, applicable federal, state or local environmental requirements by prior owners for which we, as a successor owner, may be responsible. In addition, there may be additional costs relating to acquisitions including, but not limited to, possible purchase price adjustments. We cannot assure you that rights to indemnification by sellers of assets to us, even if obtained, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business.

Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract may reduce our profit or cause a loss.

        We provide our services primarily through two types of contracts: firm fixed price and cost-type contracts. Approximately 82% of our total revenues for the fiscal year ended March 31, 2004 were derived from firm fixed price contracts, which require us to perform services under a contract at a stipulated price. We derived approximately 18% of our revenues for the fiscal year ended March 31, 2004 from cost-type contracts by which we are reimbursed for incurred costs and receive a fee that, depending on the contract, is either dependent on cost savings and/or performance or is a fixed fee which is negotiated but limited by statutes.

        We assume greater financial risk on firm fixed price contracts than on cost-type contracts. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract will reduce our profit or cause a loss. In particular, because of their inherent uncertainties and consequent cost overruns, development contracts have historically been less profitable than production contracts. Although we believe that adequate provision for our costs of performance is reflected in our consolidated financial statements, we can give no assurance that this provision is adequate or that losses on fixed price and cost-type contracts will not occur in the future. We also cannot assure you that current cost-type contracts will not be changed to fixed price contracts.

We may experience production delays if suppliers fail to deliver materials to us.

        Our manufacturing process for certain products consists primarily of the assembly of purchased components and testing of the product at various stages in the assembly process.

        Although we can obtain materials and purchase components for these products from a number of different suppliers, several suppliers are our sole source of certain components. If a supplier should cease to deliver such components, we believe that we would probably find other sources; however, this could result in added cost and manufacturing delays. We have not experienced significant production delays attributable to supply shortages, but we occasionally experience procurement problems with respect to certain components, such as semiconductors and connectors. In addition, with respect to our electro-optical products, certain materials, such as germanium, zinc sulfide and cobalt, may not always be readily available.

Our backlog is subject to reduction and cancellation, which could negatively impact our revenues and results of operations.

        Backlog represents products or services that our customers have committed by contract to purchase from us. Our total funded backlog as of December 31, 2004 was approximately $1.31 billion. Backlog is subject to fluctuations and is not necessarily indicative of future sales. Moreover, cancellations of purchase orders or reductions of product quantities in existing contracts could substantially and materially reduce backlog and, consequently, future revenues. Our failure to replace canceled or reduced backlog could negatively impact our revenues and results of operations.

Our international operations expose us to risks of losses.

        Approximately 10%, 9% and 11% of our revenues for the fiscal years ended March 31, 2004, 2003 and 2002, respectively, were derived from sales to foreign governments. We are exploring the possibility of expansion into additional international markets. We cannot assure you that we will maintain significant operations internationally or that any such operations will be successful. Any international operations we establish will be subject to risks similar to those affecting our North American operations in addition to a number of other risks, including:

  •
  political and economic instability in foreign markets;

  •
  inconsistent product regulation by foreign agencies or governments;

  •
  imposition of product tariffs and burdens;

  •
  cost of complying with a wide variety of international and U.S. export laws and regulatory requirements, particularly the Foreign Corrupt Practices Act;

  •
  lack of local business experience;

  •
  foreign currency fluctuations;

  •
  difficulty in enforcing intellectual property rights; and

  •
  language and other cultural barriers.

We face competition in the military electronics industry.

        The military electronics industry in which we participate is highly competitive and characterized by rapid technological change. Our potential inability to improve existing product lines and develop new products and technologies could have a material adverse effect on our business. In addition, our competitors could introduce new products with greater capabilities which could have a material adverse effect on our business. We also compete with these entities with respect to identifying targets and consummating our acquisition strategy.

        There are many competitors in the markets in which we sell our products. Many of these competitors are substantially larger than us, devote substantially greater resources to research and development, and generally have greater financial and other resources. Consequently, these competitors may be better positioned to take advantage of economies of scale and develop new technologies. Some of these competitors are also our suppliers and customers.

        In the military sector, we compete with many large and mid-tier defense contractors on the basis of product performance, cost, overall value, delivery and reputation. As U.S. defense spending decreased in early 1990s, the industry experienced substantial consolidation, increasing the market share of certain companies.

We are dependent in part upon our relationships and alliances with industry participants in order to generate revenue.

        We rely on the strength of our relationships with military industry organizations to form strategic alliances. Some of our partners assist us in the development of some of our products through teaming arrangements. Under these teaming arrangements, our partners usually have borne a portion of the expenses associated with our research and development of new and existing products which are the subject of such agreements. We cannot assure you that our partners will continue to bear these expenses in the future. If any of our existing relationships with our partners were impaired or terminated, we could experience significant delays in the development of our new products ourselves, and we would incur additional development costs. We would need to fund these costs internally or identify new partners.

        Some of our likely partners are also potential competitors, which may impair the viability of new strategic relationships. While we must compete effectively in the marketplace, our future alliances may depend on our partners' perception of us. Our ability to win new and/or follow-on contracts may be dependent upon our relationships within the military industry.

The U.S. government's right to use technology developed by us limits our intellectual property rights.

        We seek to protect the competitive benefits we derive from our patents, proprietary information and other intellectual property. However, we do not have the right to prohibit the U.S. government from using certain technologies developed by us or to prohibit third party companies, including our competitors, from using those technologies in providing products and services to the U.S. government. The U.S. government has the right to royalty-free use of technologies that we have developed under U.S. government contracts. We are free to commercially exploit those government funded technologies and may assert our intellectual property rights to seek to block other non-government users thereof, but we cannot assure you we could successfully do so.

We are subject to government regulation which may require us to obtain additional licenses and could limit our ability to sell our products outside the United States.

        The sale of certain of our products outside the United States is subject to compliance with the United States Export Administration Regulations. Our failure to obtain the requisite licenses, meet registration standards or comply with other government export regulations, may affect our ability to export such products or to generate revenues from the sale of our products outside the United States, which could have a material adverse effect on our business, financial condition and results of operations. Compliance with government regulations may also subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position.

        In order to sell our products in European Union countries, we must satisfy certain registration and technical requirements. If we were unable to comply with those requirements with respect to a significant quantity of our products, our sales in Europe could be restricted, which could have a material adverse effect on our business.

We are subject to environmental laws and regulations, and our ongoing operations may expose us to environmental liabilities.

        Our operations, like those of other companies engaged in similar businesses, are subject to federal, state, foreign and local environmental and health and safety laws and regulations. As a result, we have been involved from time to time in administrative or legal proceedings relating to environmental matters. We cannot assure you that the aggregate amount of future clean-up costs and other environmental liabilities will not be material. We can be subject to potentially significant fines or penalties, including criminal sanctions, if we fail to comply with these requirements. We have made and will continue to make capital and other expenditures in order to comply with these laws and regulations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. Also, in the future, contamination may be found to exist at our current or former facilities or at off-site locations to which we or certain companies that we have acquired may have sent waste, including the Orphan Mine site in the Grand Canyon National Park, Arizona, which is currently subject to a government investigation. We could be held liable for such contamination. The remediation of such contamination, or the enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require us to make additional expenditures, some of which could be material.

A failure to attract and retain technical personnel could reduce our revenues and our operational effectiveness.

        There is a continuing demand for qualified technical personnel, and we believe that our future growth and success will depend upon our ability to attract, train and retain such personnel. Competition for personnel in the military industry is intense, and there is a limited number of persons with knowledge of, and experience in, this industry. Although we currently experience relatively low rates of turnover for our technical personnel, the rate of turnover may increase in the future. An inability to attract or maintain a sufficient number of technical personnel could have a material adverse effect on our contract performance or on our ability to capitalize on market opportunities.

Our operations involve rapidly evolving products and technological change.

        The rapid change of technology is a key feature of the market for our defense applications. To succeed, we will need to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through customer sponsored research and development as well as from internally funded research and development. We cannot guarantee that we will continue to maintain comparable levels of research and development. In the past, we have allocated substantial funds to capital expenditures, and we intend to continue to do so in the future. Even so, we cannot assure you that we will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

        We have calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings is defined as pretax earnings from continuing operations before adjustment for minority interests plus fixed charges. Fixed charges is defined as interest expense plus amortized expenses related to indebtedness plus an interest component of rental expense.

Year Ended March 31,										Nine Months Ended December 31,
2000		2001		2002		2003		2004		2004
1.9	x	2.7	x	3.5	x	4.4	x	3.5	x	3.3	x

SELECTED HISTORICAL FINANCIAL DATA

        The following table sets forth our selected historical consolidated financial and operating data as of and for the periods indicated. The selected statement of earnings data, earnings per share data and certain of the other data for the years ended March 31, 2002, 2003 and 2004 and the selected balance sheet data as of March 31, 2003 and 2004 presented below are derived from our audited consolidated financial statements incorporated by reference in this prospectus. The selected statement of earnings data, earnings per share data and certain of the other data for the years ended March 31, 2000 and 2001 and the selected balance sheet data as of March 31, 2000, 2001 and 2002 presented below are derived from our audited consolidated financial statements. The selected statement of earnings data, earnings per share data and certain of the other data presented below for the nine months ended December 31, 2003 and 2004 and the selected balance sheet data as of December 31, 2004, are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus. The selected balance sheet data as of December 31, 2003, are derived from our unaudited consolidated financial statements. Our operating results for the nine months ended December 31, 2004, are not necessarily indicative of the results to be expected for the full year. When you read this selected historical financial data, it is important that you also read along with it our historical consolidated financial statements and related notes and the other information incorporated by reference in this prospectus.

	Years Ended March 31,					Nine Months Ended December 31,
	2000	2001	2002	2003	2004	2003	2004
	(in thousands, except ratios and per share data)
Statement of Earnings Data:
Revenues (1)	$391,467	$427,606	$517,200	$675,762	$986,931	$647,819	$947,436
Operating income (1),(2)	26,178	37,531	49,769	67,684	103,332	65,474	101,555
Interest and related expenses, net	12,400	11,259	9,810	9,410	23,505	14,089	26,760
Minority interest	1,318	1,426	1,606	1,578	1,951	1,326	1,476
Income taxes	5,171	12,976	18,030	25,701	33,789	21,626	31,053
Earnings from continuing operations (1),(2)	7,661	11,978	20,331	30,171	43,542	27,981	41,811
Net earnings (1),(2)	4,310	11,978	20,331	30,171	44,720	28,372	43,633
Earnings Per Share Data from continuing operations: (3),(4):
Basic	$0.83	$1.14	$1.52	$1.64	$1.80	$1.20	$1.55
Diluted	$0.76	$1.01	$1.41	$1.58	$1.76	$1.17	$1.51
Other Data:
Net cash provided by operating activities	$7,427	$33,875	$27,849	$52,008	$102,633	$38,095	$84,045
Net cash used in investing activities	(14,956)	(19,260)	(84,943)	(278,721)	(274,980)	(258,710)	(65,426)
Net cash provided by (used in) used in financing activities	2,245	(16,056)	172,565	204,398	132,287	153,511	181,474
Depreciation and amortization	17,070	16,125	13,789	16,660	28,779	19,641	30,348
Capital expenditures	6,210	16,185	13,583	21,526	24,444	15,693	20,742
Ratio of earnings to fixed charges (6)	1.9x	2.7x	3.5x	4.4x	3.5x	3.6x	3.3x
EBITDA (5)	$42,302	$52,338	$61,960	$81,942	$129,615	$83,337	$129,972
Balance Sheet Data (at period end):
Cash & cash equivalents	$3,778	$2,324	$117,782	$95,938	$56,790	$29,686	$258,169
Working capital	21,384	43,686	165,237	100,024	135,908	48,558	353,400
Total assets (7)	320,098	334,940	601,091	972,121	1,596,095	1,644,242	1,842,447
Total debt	121,175	83,124	139,721	225,075	571,439	593,484	751,234
Total stockholders' equity	78,184	111,947	257,235	438,180	595,625	581,649	649,930

(1)
DRS's selected financial data includes the effect of the following purchase business combinations and divestitures from their date of acquisition, or divestiture, by fiscal year:

(a)
Fiscal Year 2004: Integrated Defense Technologies, Inc. (IDT)—Acquired November 4, 2003.*

*
Two operating units acquired in connection with the IDT acquisition were sold in fiscal 2005. "Revenues", "Operating Income", and "Earnings from Continuing Operations" exclude the operating results of the two operating units that were divested.

(b)
Fiscal Year 2003: The U.S.-based Unmanned Aerial Vehicle business of Meggitt Defense Systems—Texas, Inc.—Acquired April 11, 2002; The Navy Controls Division of Eaton Corporation—Acquired July 1, 2002; DKD, Inc.—

    Acquired October 15, 2002; Paravant Inc.—Acquired November 27, 2002; the Electromagnetics Development Center of Kaman Corporation—Acquired January 15, 2003; and Power Technology Incorporated—Acquired February 14, 2003; DRS Advanced Programs, Inc.—Sold November 22, 2002; DRS Ahead Technology Inc.—Sold May 27, 2002.

  (c)
  Fiscal Year 2002: The Electro Mechanical Systems unit of Lockheed Martin Corporation—Acquired August 22, 2001; and The Sensors and Electronic Systems business of The Boeing Company—Acquired September 28, 2001.

  (d)
  Fiscal Year 2001: General Atronics Corporation—Acquired June 14, 2000; DRS Magnetic Tapehead business unit—Sold August 31, 2000.

  (e)
  Fiscal Year 2000: Global Data Systems Ltd.—Acquired July 21, 1999.

(2)
Effective April 1, 2001, DRS adopted Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" and ceased amortizing goodwill. Included in operating income for the fiscal years ended March 31, 2000 and 2001 is goodwill amortization of $5.2 million and $5.3 million, respectively.

(3)
Per share data includes the weighted average impact of the November 4, 2003 issuance of 4,323,172 shares of common stock in connection with the IDT acquisition, the December 20, 2002, issuance of 5,462,500 shares of common stock in a public offering and the December 19, 2001, issuance of 3,755,000 of common stock in a public offering.

(4)
No cash dividends have been distributed in any of the periods presented.

(5)
We define EBITDA as earnings from continuing operations before extraordinary item, interest and related expenses, net (primarily amortization of debt issuance costs), income taxes, depreciation and amortization. The table below presents the components of EBITDA and a reconciliation of EBITDA to net cash provided by operating activities of continuing operations. EBITDA is presented as additional information because we believe it to be a useful indicator of an entity's debt capacity and its ability to service its debt. EBITDA is not a substitute for operating income, earnings from continuing operations, net earnings or cash flows from operating income of continuing operations, as determined in accordance with generally accepted accounting principles (GAAP). EBITDA is not a complete cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital, capital expenditures and acquisitions and pay its income taxes. Rather, EBITDA is one potential indicator of an entity's ability to fund these cash requirements. EBITDA also is not a complete measure of an entity's profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes and the results of discontinued operations. EBITDA, as we define it, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define EBITDA in the same manner. The definition of EBITDA in this section differs in certain respects from the definition of "Consolidated Cash Flow" for purposes of the indenture governing the notes.

(6)
For the purpose of calculating these ratios, we define earnings as pretax earnings from continuing operations before adjustment for minority interest plus fixed charges. We define fixed charges as interest expense plus amortized expenses related to indebtedness plus an interest component of rental expense.

(7)
Total assets includes the consolidated assets of the acquisitions included in (1) above.

	Years Ended March 31,					Nine Months Ended December 31,
	2000	2001	2002	2003	2004	2003	2004
	(in thousands)
Earnings from continuing operations	$7,661	$11,978	$20,331	$30,171	$43,542	$27,981	$41,811
Income taxes	5,171	12,976	18,030	25,701	33,789	21,626	31,053
Interest income	(200)	(202)	(1,144)	(1,179)	(754)	(600)	(687)
Interest and related expenses	12,600	11,461	10,954	10,589	24,259	14,689	27,477
Depreciation and amortization	17,070	16,125	13,789	16,660	28,779	19,641	30,348

EBITDA	$42,302	$52,338	$61,960	$81,942	$129,615	$83,337	$129,972
Income taxes	(5,171)	(12,976)	(18,030)	(25,701)	(33,789)	(21,626)	(31,053)
Interest income	200	202	1,144	1,179	754	(600)	687
Interest and related expenses	(12,600)	(11,461)	(10,954)	(10,589)	(24,259)	(14,689)	(27,447)
Deferred income taxes	(550)	(287)	2,895	6,919	2,614	220	(378)
Changes in assets and liabilities, net of effects from business combinations	(20,452)	1,944	(9,813)	(6,131)	24,571	(15,867)	1,980
Other, net	4,288	4,510	647	4,389	5,211	5,006	7,587

Net cash provided by operating activities of continuing operations	$8,017	$34,270	$27,849	$52,008	$104,717	$36,981	$81,348

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on June 21, 2005. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $200.0 million aggregate principal amount of old notes are outstanding, which does not include $350.0 million of 6 7/8% Senior Subordinated Notes due 2013. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

        We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to The Bank of New York, as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such old notes must be received by the exchange agent along with the letter of transmittal,

  •
  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by, the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

  •
  could not rely on the applicable interpretations of the staff of the SEC, and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  a timely book-entry confirmation of such old notes into the exchange agent's account at DTC,

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

        If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:

  •
  the tender is made through an eligible institution,

  •
  prior to the expiration date, the exchange agent received from such eligible institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such eligible institution with the exchange agent, and

  •
  the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn,

  •
  the old notes to be withdrawn (including the principal amount of such old notes), and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

  (a)
  the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

  (b)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  (1)
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

  or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

  (c)
  there has occurred:

  (1)
  any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

  (2)
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

  (3)
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

  (4)
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

  (d)
  any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        We have appointed The Bank of New York as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

The Bank of New York, Exchange Agent

By Registered or Certified Mail, Overnight Delivery after
4:30 p.m. on the Expiration Date:

The Bank of New York
Reorganization Unit
101 Barclay Street—7 East
New York, NY 10286
Attn: Mr. David Mauer

For Information Call:
(212) 815-3687
Attn: Mr. David Mauer

By Facsimile Transmission
(for Eligible Institutions only):
(212) 298-1915

Confirm by Telephone:
(212) 815-3687

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by mail by The Bank of New York, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act,

  •
  you are not acquiring the new notes in the exchange offer in the ordinary course of your business,

  •
  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer,

  •
  you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering, or

  •
  you are a participating broker-dealer.

        We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF OTHER INDEBTEDNESS

Amended and Restated Senior Secured Credit Facility

        Simultaneous with the closing of the merger with IDT (November 4, 2003), we entered into an amended and restated credit facility in an aggregate amount of $411.0 million to replace our existing senior credit facility. The amended and restated credit facility consists of a $175.0 million senior secured revolving line of credit and a $236.0 million senior secured term loan. The amended and restated credit facility is guaranteed by substantially all of our domestic subsidiaries. In addition, it is secured by liens on substantially all of our, the subsidiary guarantors' and certain of our other subsidiaries' assets and by a pledge of certain of our subsidiaries' capital stock. The term loan and the revolving credit facility will mature in seven and five years, respectively, from the closing date of the amended and restated credit facility. The term loan requires quarterly principal payments, the first of which was paid on December 31, 2003.

        Borrowings under the amended and restated credit facility bear interest, at our option, at either: a "base rate," as defined in the amended and restated credit agreement, equal to the higher of 0.50% per annum above the latest prime rate and federal funds rate, as defined in the amended and restated credit agreement. Revolving credit loans that are base rate loans bear interest at the base rate plus a spread ranging from 0.50% to 1.25% per annum, depending on our total leverage ratio (TLR) at the time of determination. Revolving credit loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 1.75% to 2.50% per annum, depending on our TLR. Term loans that are base rate loans bear interest at the base rate plus a spread ranging from 1.0% to 1.25% per annum depending on our TLR. Term loans that are LIBOR rate loans bear interest at LIBOR plus a spread ranging from 2.25% to 2.5% depending on our TLR. TLR is defined as total debt minus the sum of (A) performance-based letters of credit and (B) so long as there are no outstanding revolving credit loans, an amount (not to exceed $100.0 million) equal to the amount of cash and cash equivalents of the Borrower and its subsidiaries immediately available to repay the obligations thereof, as compared with EBITDA, as defined in the amended and restated credit agreement.

        On February 6, 2004, we amended our credit facility to reduce the interest rate with respect to term loans. As of the effective date of such amendment, term loans that are LIBOR rate loans bear interest at LIBOR plus 1.75% and term loans that are base rate loans bear interest at the base rate plus 0.50%. The credit facility also permits us to borrow up to two additional term loans totaling $100 million at any time prior to maturity.

        There are certain covenants and restrictions placed on us under the amended and restated credit facility, including, but not limited to, a maximum total leverage ratio, a maximum senior leverage ratio, a minimum fixed charge coverage ratio and restrictions on equity issuances, payment of dividends on our capital stock, the issuance of additional debt, incurrence of liens and capital expenditures, and a requirement that we make mandatory principal prepayments in the manner set forth in the credit agreement on the revolving credit loans, the term loans and the swingline loans outstanding with 50% of the aggregate net cash proceeds from any equity offering if our total leverage ratio, as defined in the credit agreement, exceeds 3.00 to 1.00.

        On May 12, 2005, we entered into the second amendment to the amended and restated credit facility. The second amendment amends the restrictions on our ability and the ability of our subsidiaries to sell or dispose of certain assets and the mandatory prepayment requirements related thereto. We and our subsidiaries may sell or dispose of assets having a fair market value of $100,000,000 in any fiscal year (an increase from $50,000,000). We are further permitted to sell or dispose of such assets for up to $2,500,000 in the case of any individual transaction or $30,000,000 for all such transactions in any fiscal year without a requirement to make any prepayments.

        In addition, we and our subsidiaries are now permitted to make certain acquisitions with consideration comprised of cash or debt totaling $200,000,000 in any individual transaction (an increase from $100,000,000) and certain acquisitions during any twelve-month period totaling $350,000,000 regardless of the form of consideration (an increase from $150,000,000). The second amendment also removes the previous requirement that any acquired company have positive EBITDA, as defined in the amended and restated credit agreement, for the most recent twelve month period.

        Further, the second amendment amends the previous limitations on the payment of dividends and distributions. Under the amendment, we are permitted to declare and pay cash dividends to our shareholders in an aggregate amount in any fiscal year not to exceed $25,000,000.

        The principal amount of revolving credit loans outstanding will be due and payable in full on the fifth anniversary of the closing date of the IDT merger. We will repay the aggregate outstanding principal amount of the term loan in consecutive quarterly installments on the last business day of each December, March, June and September, the first of which was paid on December 31, 2003. From December 31, 2003 through September 30, 2009, each such principal payment will be equal to $590,000. Beginning with the payment on December 31, 2009 through September 30, 2010, each principal payment will be equal to approximately $55.5 million.

Mortgage Note

        One of our subsidiaries, Paravant Inc., has a mortgage note payable that is secured by our DRS Tactical Systems subsidiary (DRS TS) property located in Palm Bay, Florida, and bears interest at a rate equal to the one-month LIBOR plus 1.65%. Effective April 1, 2001, DRS TS entered into a 15-year interest rate swap with an original notional amount of $3.6 million to receive interest at a variable rate equal to the one month LIBOR and to pay interest at a fixed rate of 7.85%. During the third quarter fiscal 2005 the Company terminated the swap and paid $0.4 million, an amount that approximated the fair value of the swap at termination. The balance of the mortgage as of December 31, 2003 was $3.1 million. Payment of principal and interest will continue through March 1, 2016.

Promissory Note

        On October 15, 2002, we issued an $8.0 million promissory note, bearing interest at 6% per annum, related to the Nytech acquisition. In October 2003, we made the first payment under the promissory note of $5.0 million. The remaining principal and related interest were paid on October 12, 2004.

Derivative Financial Instruments

        Effective June 30, 2003, we entered into two interest rate swap agreements with Wachovia Bank, National Association and Fleet Bank (the Banks), respectively, each in the amount of $25.0 million, on our variable rate senior secured term loan facility due September 30, 2008. These swap agreements exchanged the variable interest rate for a fixed interest rate on $50.0 million of the principal amount outstanding under the term loan. Under the terms of these swap agreements, we will pay or receive the difference between the variable interest rate payable by the Banks and the fixed 2.59% interest rate payable by us. The variable interest rate paid by the Banks is based on the three month LIBOR and is determined on the first day of each calculation period. The difference to be paid or received on these swap agreements, as interest rates change, is recorded as an adjustment to interest expense. These swap agreements were redesignated as cash flow hedges on the amended and restated credit facility on November 4, 2003. On January 18, 2005, the Company terminated the two swap agreements. As a result of the termination, the Company received $1.8 million in cash, which will be amortized into earnings over the remaining life of the Company's term loan.

DESCRIPTION OF THE NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "DRS" refers only to DRS Technologies, Inc. and not to any of its subsidiaries.

        DRS will issue the new notes under the indenture dated as of October 30, 2003, among itself, the Guarantors and The Bank of New York, as trustee. This is the same indenture under which the old notes were issued. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture. It does not restate this agreement in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as holders of the new notes. Copies of the indenture are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

New Notes Versus Old Notes

        The new notes are identical to the old notes, except that the transfer restrictions, registration rights relating to the old notes and liquidated damages do not apply to the new notes.

Brief Description of the New Notes and the Subsidiary Guarantees

  The New Notes

        The new notes:

  •
  will be general unsecured obligations of DRS;

  •
  will be subordinated in right of payment to all existing and future Senior Debt of DRS, including all Obligations under our amended and restated credit agreement;

  •
  will be pari passu in right of payment with any future senior subordinated Indebtedness of DRS; and

  •
  will be unconditionally guaranteed, jointly and severally, by the Guarantors on a senior subordinated basis.

        Substantially all of our assets have been pledged to secure our obligations to our secured creditors. In the event that our secured creditors exercise their rights with respect to their pledged assets, our secured lenders would be entitled to be repaid in full from the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the new notes.

  The Subsidiary Guarantees

        The new notes are guaranteed by some but not all of DRS's Domestic Subsidiaries.

        Each guarantee of the new notes:

  •
  will be a general unsecured obligation of the Guarantor;

  •
  will be subordinated in right of payment to all existing and future Senior Debt of that Guarantor including the guarantee of that Guarantor under our amended and restated credit agreement; and

  •
  will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

        Substantially all of DRS's operations are conducted though its subsidiaries. DRS only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of DRS's subsidiaries have against those subsidiaries. Holders of new notes will only be creditors of DRS and those subsidiaries that provide a subsidiary guarantee.

        Not all of our subsidiaries will guarantee the new notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantor subsidiaries generated $808.5 million, or 85%, of our revenues (including $8.1 million of revenues to our non-guarantor subsidiaries) in the nine month period ended December 31, 2004 and held 80% of our total assets as of December 31, 2004. The indenture will permit DRS and its subsidiaries to incur additional Indebtedness including Senior Debt.

        As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the new notes.

Principal, Maturity and Interest

        DRS will issue up to $200.0 million in aggregate principal amount of new notes in this offering. DRS may issue an unlimited amount of additional new notes from time to time after this offering subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The new notes and any additional new notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. DRS will issue new notes in denominations of $1,000 and integral multiples of $1,000. The new notes will mature on November 1, 2013.

        Interest on the new notes will accrue at the rate of 6 7/8% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 2005. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the new notes. DRS will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

        Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the New Notes

        If a holder of new notes has given wire transfer instructions to DRS, DRS will pay all principal, interest and premium, if any, on that holder's new notes in accordance with those instructions. All other payments on the new notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless DRS elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the New Notes

        The trustee will initially act as paying agent and registrar. DRS may change the paying agent or registrar without prior notice to the holders of the new notes, and DRS or any of its Subsidiaries may act as paying agent or registrar.

Subsidiary Guarantees

        The new notes will be unconditionally guaranteed by each of DRS's current and future Domestic Subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that

Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than DRS or another Guarantor, unless:

(1)
immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)
either:

(a)
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

(b)
the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor will be released:

(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) DRS or a Restricted Subsidiary of DRS, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

(2)
in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) DRS or a Subsidiary of DRS, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

(3)
if DRS designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)
upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        See "—Repurchase at the Option of Holders—Asset Sales."

Subordination

        The payment of principal, interest and premium, if any, on the new notes will be subordinated to the prior payment in full of all Senior Debt of DRS, including Senior Debt incurred after the date of the indenture.

        The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the holders of new notes will be entitled to receive any payment with respect to the new notes (except that holders of new notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under "—Legal Defeasance and Covenant Defeasance and "—Satisfaction and Discharge" so long as the trust was created in accordance with all relevant conditions specified in the indenture at the time it was created), in the event of any distribution to creditors of DRS:

(1)
in a liquidation or dissolution of DRS;

(2)
in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to DRS or its property;

(3)
in an assignment for the benefit of creditors; or

(4)
in any marshaling of DRS's assets and liabilities.

        DRS also may not make any payment in respect of the new notes (except in Permitted Junior Securities or from the trusts described under "—Legal Defeasance and Covenant Defeasance" so long as the trust was created in accordance with all relevant conditions specified in the indenture at the time it was created) if:

(1)
a payment default on Designated Senior Debt occurs (whether at maturity, due to acceleration, or otherwise) and is continuing; or

(2)
any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from DRS, a representative of the holders of any Designated Senior Debt or the administrative agent under the Credit Agreement.

        Payments on the new notes may and will be resumed:

(1)
in the case of a payment default, upon the date on which such default is cured or waived; and

(2)
in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received or the date on which the trustee receives notice from all representatives of all applicable Designated Senior Debt rescinding the Payment Blockage Notice unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

        If the trustee or any holder of the new notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under "—Legal Defeasance and Covenant Defeasance") in contravention of these subordination provisions prior to payment in full of all Obligations due in respect of Senior Debt (including without limitation, interest after the commencement of any bankruptcy proceedings at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt (on a pro rata basis based on the aggregate amount of the Senior Debt) or their proper representative.

        DRS must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default (which notice must be provided at least five business days prior to the payment of the new notes).

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of DRS, holders of new notes may recover less ratably than creditors of DRS who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of new notes may recover less ratably than trade creditors of DRS. See "Risk Factors—Your right to receive payments on the new notes is junior to our existing indebtedness and possibly all of our future borrowings."

Optional Redemption

        At any time prior to November 1, 2006, DRS may on any one or more occasions redeem up to 35% of the aggregate principal amount of new notes issued under the indenture (including any additional notes issued after the issue date) at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)
at least 65% of the aggregate principal amount of new notes originally issued under the indenture (excluding new notes held by DRS and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)
the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the new notes will not be redeemable at DRS's option prior to November 1, 2008.

        On or after November 1, 2008, DRS may redeem all or a part of the new notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the new notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	103.438%
2009	102.292%
2010	101.146%
2011 and thereafter	100.000%

        Unless DRS defaults in the payment of the redemption price, interest will cease to accrue on the new notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        DRS is not required to make mandatory redemption or sinking fund payments with respect to the new notes.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of new notes will have the right to require DRS to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's new notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, DRS will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of new notes repurchased plus accrued and unpaid interest, if any, on the new notes repurchased, to, but excluding, the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, DRS will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase new notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. DRS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, DRS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance. Notwithstanding the foregoing, DRS will not be obligated to purchase the new notes upon a Change of Control if DRS has exercised its right to redeem all of the new notes as set forth under "—Optional Redemption" above.

        On the Change of Control Payment Date, DRS will, to the extent lawful:

(1)
accept for payment all new notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all new notes or portions of notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the new notes properly accepted together with an officers' certificate stating the aggregate principal amount of new notes or portions of new notes being purchased by DRS.

        The paying agent will promptly mail to each holder of new notes properly tendered the Change of Control Payment for such new notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the new notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, DRS will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of new notes required by this covenant. DRS will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require DRS to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the new notes to require that DRS repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Change of Control repurchase feature is a result of negotiations between DRS and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that DRS will do so in the future. Subject to certain covenants described below, DRS could, in the future, enter in certain transactions including acquisitions, refinancings or other recapitalizations that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect DRS's capital structure or credit ratings.

        Our amended and restated credit agreement includes provisions prohibiting DRS from purchasing any new notes at any time before the new notes become due and payable or are otherwise required to be paid under the indenture. The amended and restated credit agreement provides that the occurrence of certain events that would constitute a Change of Control constitute a default under the amended and restated credit agreement and requires that any outstanding debt under that facility be repaid upon the occurrence of certain of the events that would constitute a Change of Control.

        DRS will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by DRS and purchases all new notes properly tendered and not withdrawn under the Change of

Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of DRS and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require DRS to repurchase its new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of DRS and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        DRS will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
DRS (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)
at least 75% of the consideration received in the Asset Sale by DRS or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided that if the aggregate consideration received in the Asset Sale is less than $7.5 million, this condition will be satisfied if at least 70% of the consideration received in the Asset Sale by DRS or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)
any liabilities of DRS or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and as result of which DRS or such Restricted Subsidiary is released from further liability;

(b)
any securities, notes or other obligations received by DRS or any such Restricted Subsidiary from such transferee that are within 90 days, converted by DRS or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c)
any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, DRS (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:

(1)
to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)
to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of DRS;

(3)
to make a capital expenditure; or

(4)
to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business,

or enter into a binding commitment regarding clauses (2), (3) or (4) above, provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such acquisitions or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period. If such acquisition or expenditure is not consummated on or before such 180th day and DRS or such Restricted Subsidiary shall not have applied such Net Proceeds pursuant to clause (1)-(4) of this paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

        Pending the final application of any Net Proceeds, DRS may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, DRS will make an Asset Sale Offer to all holders of new notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of new notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, and will be payable in cash (subject to the right of holders to receive interest due on the relevant interest payment date). If any Excess Proceeds remain after consummation of an Asset Sale Offer, DRS may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of new notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the new notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        DRS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, DRS will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing DRS's outstanding Senior Debt, including the amended and restated credit agreement, prohibit DRS from purchasing any new notes, and also provides that certain change of control or asset sale events with respect to DRS would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which DRS becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when DRS is prohibited from purchasing new notes, DRS could seek the consent of its senior lenders to the purchase of new notes or could attempt to refinance the borrowings that contain such prohibition. If DRS does not obtain such a consent or repay such borrowings, DRS will remain prohibited from purchasing new notes. In such case, DRS's failure to purchase tendered new notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of new notes.

Selection and Notice

        If less than all of the new notes are to be redeemed at any time, the trustee will select new notes for redemption as follows:

(1)
if the new notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the new notes are listed; or

(2)
if the new notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No new notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of new notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the new notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any new note is to be redeemed in part only, the notice of redemption that relates to that new note will state the portion of the principal amount of that new note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original new note will be issued in the name of the holder of new notes upon cancellation of the original note. New notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of DRS's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving DRS or any of its Restricted Subsidiaries) or to the direct or indirect holders of DRS's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of DRS and other than dividends or distributions payable to DRS or a Restricted Subsidiary of DRS);

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving DRS) any Equity Interests of DRS or any direct or indirect parent of DRS;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of DRS or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among DRS and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)
make any Restricted Investment

        (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1)
no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)
DRS would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by DRS and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)
50% of the Consolidated Net Income of DRS for the period (taken as one accounting period) from the beginning of the quarter during which the initial issue date of the notes under the indenture occurs to the end of DRS's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)
100% of the aggregate net cash proceeds received by DRS since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of DRS including the payment of the exercise price of options and warrants (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of DRS that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of DRS); plus

(c)
to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the greater of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)
to the extent that any Unrestricted Subsidiary of DRS designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the greater of (i) the Fair Market Value of DRS's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e)
50% of any dividends received by DRS or a Restricted Subsidiary of DRS that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of DRS, to the extent that such dividends were not otherwise included in Consolidated Net Income of DRS for such period.

        So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)
the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2)
the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of DRS) of, Equity Interests of DRS (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to DRS; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)
the defeasance, redemption, repurchase or other acquisition of Indebtedness of DRS or any Guarantor that is contractually subordinated to the notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)
the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of DRS to the holders of its Equity Interests on a pro rata basis;

(5)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of DRS or any Restricted Subsidiary of DRS held by any current or former officer, director, employee or consultant of DRS or any Restricted Subsidiary (or any permitted transferees of such persons) of DRS pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any twelve-month period, provided, that DRS may carry forward and make in a subsequent twelve-month period, in addition to the amounts permitted for such twelve-month period, the amount of such repurchase, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding twelve-month period up to a maximum of $3.0 million in any twelve-month period;

(6)
the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)
the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of DRS or any Restricted Subsidiary of DRS issued on or after the date of the indenture in accordance with the Fixed Charge Coverage test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

(8)
make cash payments in lieu of the issuance of fractional shares in an aggregate amount not to exceed $2.5 million in any twelve-month period;

(9)
the repayment of intercompany debt, the incurrence of which was permitted pursuant to the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

(10)
payments made in connection with the IDT Merger;

(11)
satisfaction of change of control obligations on subordinated obligations once DRS has fulfilled its obligations relating to a Change of Control under the indenture; and

(12)
other Restricted Payments in an aggregate amount not to exceed $20.0 million since the date of the indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by DRS or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and DRS will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that DRS may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for DRS's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1)
the incurrence by DRS and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of DRS and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $425.0 million and (y) the sum of (A) $100.0 million and (B) the Borrowing Base as of the date of such incurrence, in the case of clauses (x) and (y)(A) less the aggregate amount of all Net Proceeds of Asset Sales applied by DRS or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," provided that the guarantee by Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) and MSSC Company LP of additional Indebtedness and letters of credit under Credit Facilities shall be permitted by this clause (1) in the amount set forth in this clause (1);

(2)
the incurrence by DRS and its Restricted Subsidiaries of the Existing Indebtedness;

(3)
the incurrence by DRS and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4)
the incurrence by DRS or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, synthetic leases or the Attributable Debt with respect to sale and leaseback transactions, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of DRS or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $35.0 million and 5% of Consolidated Tangible Assets at any time outstanding;

(5)
the incurrence by DRS or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (13) of this paragraph;

(6)
the incurrence by DRS or any of its Restricted Subsidiaries of intercompany Indebtedness between or among DRS and any of its Restricted Subsidiaries; provided, however, that:

(a)
if DRS or any Guarantor is the obligor on such Indebtedness and the payee is not DRS or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of DRS, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than DRS or a Restricted Subsidiary of DRS and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either DRS or a Restricted Subsidiary of DRS, will be deemed, in each case, to constitute an incurrence of such Indebtedness by DRS or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)
the issuance by any of DRS's Restricted Subsidiaries to DRS or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)
any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than DRS or a Restricted Subsidiary of DRS; and

(b)
any sale or other transfer of any such preferred stock to a Person that is not either DRS or a Restricted Subsidiary of DRS,

  will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)
the incurrence by DRS or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)
the guarantee by DRS or any of the Guarantors of Indebtedness of DRS or a Restricted Subsidiary of DRS that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(10)
the incurrence by DRS or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds, completion guarantees or similar arrangements in the ordinary course of business;

(11)
the incurrence by DRS or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12)
the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew, extend or replace Indebtedness incurred pursuant to this clause (12), not to exceed the greater of (x) $25.0 million and (y) the Foreign Borrowing Base as of the date of such incurrence, (in the case of (x) and (y), or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);

(13)
Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by DRS (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by DRS); provided, however, that for any such Indebtedness outstanding at any time under this clause (13), in excess of $20.0 million, on the date that such Subsidiary is acquired by DRS, DRS would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (13);

(14)
Indebtedness arising from agreements of DRS or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any businesses or assets of DRS or any Restricted Subsidiary otherwise permitted in accordance with the indenture; and

(15)
the incurrence by DRS or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $35.0 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, DRS will be permitted to classify such item of Indebtedness on the date of its incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses, although DRS may divide and classify an item of Indebtedness in more than one of the types of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of DRS as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that DRS or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)
the Fair Market Value of such asset at the date of determination; and

(b)
the amount of the Indebtedness of the other Person.

  No Layering of Debt

        DRS will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of DRS and senior in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Subsidiary Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

  Liens

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

  Sale and Leaseback Transactions

        DRS will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that DRS or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)
DRS or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of

  Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;" and

(2)
the sale and leaseback transaction is made in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock to DRS or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to DRS or any of its Restricted Subsidiaries;

(2)
make loans or advances to DRS or any of its Restricted Subsidiaries; or

(3)
sell, lease or transfer any of its properties or assets to DRS or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
the Credit Agreement and related agreements and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refudings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as of the later of the date thereof or the date of the indenture;

(2)
agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(3)
the indenture, the notes and the Subsidiary Guarantees;

(4)
applicable law, rule, regulation or order, approval, license, permit or similar restriction;

(5)
any instrument governing Indebtedness or Capital Stock of a Person acquired by DRS or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)
customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(7)
purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)
any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9)
Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)
Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)
provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12)
encumbrances on property that exist at the time the property was acquired by DRS or a Restricted Subsidiary; and

(13)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        DRS may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not DRS is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of DRS and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)
either: (a) DRS is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than DRS) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than DRS) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of DRS under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
DRS or the Person formed by or surviving any such consolidation or merger (if other than DRS), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        In addition, DRS may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

(1)
a merger of DRS with an Affiliate solely for the purpose of reincorporating DRS in another jurisdiction;

(2)
any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among DRS and its Restricted Subsidiaries that are Guarantors; or

(3)
the IDT Merger.

  Transactions with Affiliates

        DRS will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of DRS (each, an "Affiliate Transaction"), unless:

(1)
the Affiliate Transaction is on terms that are no less favorable to DRS or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by DRS or such Restricted Subsidiary with an unrelated Person; and

(2)
DRS delivers to the trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to DRS or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
any employment agreement, employee benefit plan, officer and director indemnification agreement, consulting agreement or any similar arrangement entered into by DRS or any of its Restricted Subsidiaries in the ordinary course of business;

(2)
transactions (including a merger) between or among DRS and/or its Restricted Subsidiaries;

(3)
transactions with a Person (other than an Unrestricted Subsidiary of DRS) that is an Affiliate of DRS solely because DRS owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)
payment of reasonable directors' fees;

(5)
any issuance of Equity Interests (other than Disqualified Stock) of DRS to Affiliates of DRS and the granting or performance of registration rights;

(6)
Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments;"

(7)
if such Affiliate Transaction is with any Person solely in its capacity as a holder of debt or capital stock of DRS or any of DRS's Restricted Subsidiaries where such Person is treated no more favorably than any other holder of debt or capital stock of DRS or any of DRS's Restricted Subsidiaries;

(8)
the existence of or the performance by DRS or any of DRS's Restricted Subsidiaries with any of its obligations under the terms of any stockholders or similar agreement entered into in connection with the IDT Merger;

(9)
transactions effected pursuant to agreements in effect on the date of the indenture and any amendment, modification, or replacement to such agreement (so long as the amendment, modification or replacement is not disadvantageous to the Holders of the notes in any respect); and

(10)
loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding.

  Business Activities

        DRS will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to DRS and its Restricted Subsidiaries taken as a whole.

  Additional Subsidiary Guarantees

        If DRS or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created, provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by DRS and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by DRS. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

  Payments for Consent

        DRS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the new notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the Commission's rules and regulations, so long as any new notes are outstanding, DRS will file with the Commission and provide to the trustee, within the time periods specified in the Commission's rules and regulations:

(1)
all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if DRS were required to file such reports; and

(2)
all current reports that would be required to be filed with the Commission on Form 8-K if DRS were required to file such reports.

        All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on DRS's consolidated financial statements by DRS's certified independent accountants. In addition, DRS will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports on its website within the time periods specified in the indenture.

        If DRS has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of DRS and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of DRS.

        If, at any time, DRS is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, DRS will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. DRS agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept DRS's filings for any reason, DRS will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if DRS were required to file those reports with the Commission.

        In addition, DRS and the Guarantors agree that, for so long as any notes remain outstanding, at any time it they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

(1)
default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

(2)
default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

(3)
failure by DRS or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

(4)
failure by DRS or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Certain Covenants—Restricted Payments" or "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" for 30 days after notice to comply with such provisions;

(5)
failure by DRS or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

(6)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by DRS or any of its Restricted Subsidiaries (or the payment of which is guaranteed by DRS or any of its Restricted

  Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(7)
failure by DRS or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(8)
except as permitted by the indenture, any Subsidiary Guarantee of a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9)
certain events of bankruptcy or insolvency described in the indenture with respect to DRS or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to DRS, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)
such holder has previously given the trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)
holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages on, or the principal of, the notes.

        DRS is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, DRS is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of DRS or any Subsidiary, as such, will have any liability for any obligations of DRS or the Guarantors under the new notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        DRS may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding new notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

(1)
the rights of holders of outstanding new notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such new notes when such payments are due from the trust referred to below;

(2)
DRS's obligations with respect to the new notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and DRS's and the Guarantor's obligations in connection therewith; and

(4)
the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, DRS may, at its option and at any time, elect to have the obligations of DRS and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
DRS must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and DRS must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)
in the case of Legal Defeasance, DRS has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) DRS has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, DRS has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which DRS or any Guarantor is a party or by which DRS or any Guarantor is bound;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which DRS or any of its Subsidiaries is a party or by which DRS or any of its Subsidiaries is bound;

(6)
DRS must deliver to the trustee an officers' certificate stating that the deposit was not made by DRS with the intent of preferring the holders of notes over the other creditors of DRS with the intent of defeating, hindering, delaying or defrauding creditors of DRS or others; and

(7)
DRS must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each noteholder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)
reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the final maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

(3)
reduce the rate of or change the time for payment of interest on any note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any note payable in money other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7)
waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

(8)
release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)
make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

        Notwithstanding the preceding, without the consent of any holder of notes, DRS, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Subsidiary Guarantees:

(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated notes in addition to or in place of certificated notes;

(3)
to provide for the assumption of DRS's or a Guarantor's obligations to holders of notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of DRS's or such Guarantor's assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)
to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)
to add additional Guarantees with respect to the notes or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the indenture; or

(7)
to conform the text of the indenture or the notes to any provision of this Description of the New Notes to the extent that such provision in this Description of the New Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes.

        The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of such proposed amendment. After an amendment becomes effective, DRS is required to mail to each registered holder of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will note impair or affect the validity of the amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to DRS, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and DRS or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which DRS or any Guarantor is a party or by which DRS or any Guarantor is bound;

(3)
DRS or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)
DRS has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, DRS must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of DRS or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The Global Notes

        The certificates representing the new notes will be issued in fully registered form. Except as described below, the new notes will be initially represented by one or more global notes in fully registered form without interest coupons. The global notes will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global note.

Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC set forth below are controlled by that settlement system and may be changed at any time. We undertake no obligation to update you regarding changes in these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a banking organization within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a clearing corporation within the meaning of the Uniform Commercial Code; and

  •
  a clearing agency registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own (securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC

        We expect that pursuant to procedures established by DTC:

  •
  Upon issuance of the global notes, DTC we will credit the respective principal amounts of the new notes represented by the global notes to the accounts of persons who have accounts with DTC. Ownership of beneficial interest in the global notes will be limited to persons who have accounts with DTC, who are referred to as participants, or persons who hold interests through participants.

  •
  Ownership of the beneficial interests in the new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the new notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests though participants, the ability of a person having an interest in new notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the new notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated new notes; and

  •
  will not be considered the owners or holders of the new notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of new notes under the indenture, and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest. We understand that under existing industry practice, in the event that we request any action of holders of new notes, or a holder of the notes that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take action and the participants would authorize holders of the notes owning through the participants to take action or would otherwise act upon the instruction of those holders of the new notes. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those new notes.

        Payments of principal, premium and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Certificated New Notes

        New notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related new notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated new notes; or

  •
  certain other events provided in the indenture should occur.

Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related new notes and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, inducting with respect to the registration and delivery, and the respective principal amounts, of the new notes to be issued.

Governing Law

        The indenture, new notes and Subsidiary Guarantees will be governed by the laws of the State of New York without reference to principles of conflicts of laws.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

(1)
the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of DRS and its Restricted

  Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2)
the issuance of Equity Interests in any of DRS's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)
any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

(2)
a sale or transfer of assets between or among DRS and its Restricted Subsidiaries;

(3)
an issuance of Equity Interests by a Restricted Subsidiary of DRS to DRS or to a Restricted Subsidiary of DRS;

(4)
the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)
the sale or other disposition of cash or Cash Equivalents;

(6)
the granting of Liens not otherwise prohibited by the indenture;

(7)
surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims; and

(8)
a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

(1)
with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)
with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)
with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date, an amount equal to:

(1)
85% of the face amount of all accounts receivable owned by DRS and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2)
65% of the gross book value of all inventory owned by DRS and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

(1)
in the case of a corporation, corporate stock or other equivalents (however designated);

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

(1)
United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)
certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4)
repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition;

(6)
marketable direct obligations issued by the United States of America or any political subdivision of any state or any public instrumentality thereof having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

(7)
money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DRS and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

(2)
the adoption of a plan relating to the liquidation or dissolution of DRS;

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), directly or indirectly, becomes the Beneficial Owner of more than 50% of the Voting Stock of DRS, measured by voting power rather than number of shares; or

(4)
DRS consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, DRS, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of DRS or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of DRS outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)
an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)
the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)
depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of DRS will be added to Consolidated Net Income to compute Consolidated Cash Flow of DRS only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to DRS by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)
the cumulative effect of a change in accounting principles will be excluded; and

(4)
notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        "Consolidated Tangible Assets" means, with respect to DRS as of any date, the aggregate of the assets of DRS and its Restricted Subsidiaries excluding goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense and any other assets properly classified as intangible assets in accordance with GAAP, as of such date on a consolidated basis, determined in accordance with GAAP. In the event that information relating to Consolidated Tangible Assets is not available as of any date, then the most recently available information will be utilized.

        "Credit Agreement" means the Existing Credit Agreement as such credit agreement will be amended and restated pursuant to the senior credit agreement among DRS, the guarantors named therein, the institutions who are or may become party thereto (the "Lenders"), Bear Stearns Corporate Lending Inc., as Syndication Agent for the Lenders and Wachovia Bank, National Association, as Administrative Agent for the Lenders, upon the consummation of the IDT Merger and the occurrence of the Condition for Release, providing for a revolving credit facility, a letter of credit facility and a term loan facility as described under "Description of Other Indebtedness—Senior Secured Credit Facility".

        "Credit Facilities" means, one or more debt facilities (including without limitation the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), synthetic leases or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means:

(1)
any Indebtedness outstanding under the Credit Facilities; and

(2)
after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by DRS as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require DRS to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that DRS may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that DRS and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of DRS that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of DRS. The pledge of Capital Stock of a Restricted Subsidiary of DRS will not be considered to be a provision of direct credit support for Indebtedness of DRS by such Restricted Subsidiary. Notwithstanding the foregoing, Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) and MSSC Company LP and their respective subsidiaries will not be Domestic Subsidiaries for so long as such entities are not directly or indirectly wholly-owned by DRS, provided that should Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) or MSSC Company LP and their subsidiaries be directly or indirectly wholly-owned by DRS at any point after the date of the indenture, they and their respective subsidiaries will become Subsidiary Guarantors in compliance with the covenant as described under the caption "—Certain Covenants—Additional Subsidiary Guarantors."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private issuance or sale of Equity Interests (other than Disqualified Stock) of DRS.

        "Existing Credit Agreement" means the amended and restated senior credit agreement dated as of November 26, 2002 among DRS, the guarantors named therein, the institutions who are or may become party thereto (the "Lenders"), TD Securities (USA), Inc. and Bear Stearns Corporate Lending Inc., as Syndication Agents for the Lenders, Fleet National Bank, as Documentation Agent for the Lenders and Wachovia Bank, National Association, as Administrative Agent for the Lenders providing for a revolving credit facility, a letter of credit facility and a term loan facility.

        "Existing Indebtedness" means any and all Indebtedness of DRS and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of DRS (unless otherwise provided in the indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)
acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)
the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)
any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)
any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)
if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of twelve months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)
the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)
the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of DRS (other than Disqualified Stock) or to DRS or a Restricted Subsidiary of DRS, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Foreign Borrowing Base" means, as of any date, an amount equal to:

(1)
85% of the face amount of all accounts receivable owned by DRS's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2)
65% of the gross book value of all inventory owned by DRS's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary. Notwithstanding the foregoing, Laurel Technologies Partnership (d/b/a DRS Laurel Technologies) and MSSC Company LP and their respective subsidiaries will not be Foreign Subsidiaries.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

(1)
DRS's direct and indirect Domestic Subsidiaries existing on the date of the indenture; and

(2)
any other Subsidiary of DRS that executes a Subsidiary Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "IDT Merger" means the acquisition by DRS of all of the outstanding stock of Integrated Defense Technologies, Inc. and the merger of Integrated Defense Technologies, Inc. into a wholly-owned subsidiary of DRS.

        "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent twelve-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of DRS.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of banker's acceptances;

(4)
representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)
representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)
representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, other than advances to customers in the ordinary course of business that are recorded as accounts receivable), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If DRS or any Subsidiary of DRS sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of DRS such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of DRS, DRS will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of DRS's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by DRS or any Subsidiary of DRS of a Person that holds an Investment in a third Person will be deemed to be an Investment by DRS or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all Liquidated Damages then owing pursuant to the registration rights agreement.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)
any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)
any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by DRS or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

(1)
as to which neither DRS nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, other than the pledge of stock of an Unrestricted Subsidiary), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of DRS or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)
as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of DRS or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including without limitation, reimbursement for legal fees and expenses), damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means any of the lines of business conducted by DRS and its Subsidiaries on the date of the indenture and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof;

        "Permitted Investments" means:

(1)
any Investment in DRS or in a Restricted Subsidiary of DRS;

(2)
any Investment in Cash Equivalents;

(3)
any Investment by DRS or any Restricted Subsidiary of DRS in a Person, if as a result of such Investment:

(a)
such Person becomes a Restricted Subsidiary of DRS; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, DRS or a Restricted Subsidiary of DRS;

(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

(5)
any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of DRS;

(6)
any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of DRS or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)
Investments represented by Hedging Obligations;

(8)
loans or advances to employees made in the ordinary course of business of DRS or the Restricted Subsidiary of DRS in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9)
repurchases of the notes;

(10)
receivables owing to DRS or any Restricted Subsidiary created in the ordinary course of business;

(11)
payroll, travel and similar advances that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(12)
Investments in existence on the date of the indenture; and

(13)
other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 3.0% of Consolidated Tangible Assets.

        "Permitted Junior Securities" means:

(1)
Equity Interests in DRS or any Guarantor; or

(2)
debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

        "Permitted Liens" means:

(1)
Liens on assets of DRS or any Restricted Subsidiary securing Senior Debt that was permitted by the terms of the indenture to be incurred;

(2)
Liens in favor of DRS or the Guarantors;

(3)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with DRS or any Subsidiary of DRS; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with DRS or the Subsidiary;

(4)
Liens on property (including Capital Stock) existing at the time of acquisition of the property by DRS or any Subsidiary of DRS, provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)
Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

(7)
Liens existing on the date of the indenture;

(8)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)
Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business or good faith deposits in connection with bids, tenders, contracts or leases to which DRS or any Restricted Subsidiary is a party;

(10)
survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)
Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

(12)
Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(13)
licenses of intellectual property in the ordinary course of business;

(14)
Liens arising out of judgments, decrees, orders or awards in respect of which DRS shall in good faith be prosecuting on appeal or proceeding for review, which appeal or proceeding shall not have been finally terminated or if the period within such appeal or proceeding may be initiated shall not have expired;

(15)
Liens securing hedging obligations;

(16)
Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(17)
leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business; and

(18)
Liens incurred in the ordinary course of business of DRS or any Subsidiary of DRS with respect to obligations that do not exceed $10.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of DRS or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of DRS or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)
such Indebtedness is incurred either by DRS or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Senior Debt" means:

(1)
all Indebtedness of DRS or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)
any other Indebtedness of DRS or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3)
all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)
any liability for federal, state, local or other taxes owed or owing by DRS;

(2)
any intercompany Indebtedness of DRS or any of its Subsidiaries to DRS or any of its Affiliates;

(3)
any trade payables;

(4)
the portion of any Indebtedness that is incurred in violation of the indenture; or

(5)
Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Subsidiary Guarantee" means the Guarantee by each Guarantor of DRS's payment obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

        "Unrestricted Subsidiary" means any Subsidiary of DRS that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1)
has no Indebtedness other than Non-Recourse Debt;

(2)
except as permitted by the covenant described above under the caption "—Certain Covenants—Affiliate Transactions," is not party to any agreement, contract, arrangement or understanding with DRS or any Restricted Subsidiary of DRS unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to DRS or such Restricted Subsidiary, taken as a whole, than those that might be obtained at the time from Persons who are not Affiliates of DRS;

(3)
is a Person with respect to which neither DRS nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)
has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of DRS or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of DRS as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of DRS as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," DRS will be in default of such covenant. The Board of Directors of DRS may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of DRS of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)
the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following is a general discussion of the anticipated material United States federal income tax consequences applicable to Non-U.S. Holders (as defined below) who or that purchased the old notes pursuant to the initial offering at the initial issue price and who or that hold the old notes and the new notes as capital assets. This discussion does not address specific tax consequences that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for United States federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold new notes as part of a straddle, hedge, synthetic security, conversion transaction, or other integrated investment comprised of notes and one or more other investments). In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations (the "Treasury Regulations") promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

        Prospective investors are urged to consult their tax advisors concerning the United States federal income tax consequences to them of the exchange offer and of acquiring, owning and disposing of the new notes, as well as the application of state, local and foreign income and other tax laws.

        For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of the old notes or the new notes who or that is not a U.S. person. A "U.S. person" means (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions.

Exchange Offer

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for United States federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no United States federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange.

Tax Treatment of the New Notes

        Payments of Interest.    Payments of interest on the new notes made by us or any of our agents to a Non-U.S. Holder generally will not be subject to United States federal withholding tax, provided that:

  (1)
  the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

  (2)
  the Non-U.S. Holder is not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

  (3)
  either (A) the beneficial owner of the new notes certifies to us or our agent on IRS Form W-8BEN (or successor form), under penalties of perjury that it is not a U.S. person and provides its name and address and the certificate is renewed periodically as required by the Treasury Regulations, or (B) the new notes are held through certain foreign intermediaries and the beneficial owner of the new notes satisfies certain certification requirements of the applicable Treasury Regulations, and, in either case, neither we nor our agent has actual knowledge or reason to know that the beneficial owner of the new note is a U.S. person. Special certification rules apply to certain Non-U.S. Holders that are entities rather than individuals.

        If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above (the "Portfolio Interest Exemption"), payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the new note provides us or our agent, as the case may be, with a properly executed:

  (1)
  IRS Form W-8BEN (or successor form) claiming an exemption from withholding or reduced rate of tax under an applicable tax treaty (a "Treaty Exemption") or

  (2)
  IRS Form W-8ECI (or successor form) stating that interest paid on the new note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the beneficial owner, each form to be renewed periodically as required by the Treasury Regulations.

        If interest on the new note is effectively connected with the conduct of a U.S. trade or business of the beneficial owner or, if a Treaty Exemption applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, the Non-U.S. Holder, although exempt from the withholding tax described above, will generally be subject to United States federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a U.S. holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a new note will be included in such foreign corporation's earnings and profits. These holders are urged to consult their tax advisors concerning the United States federal income tax consequences to them of the exchange offer and of the acquisition, ownership and disposition of the new notes, as well as the application of state, local and foreign income and other tax laws.

        Disposition of Notes.    Generally, no withholding of United States federal income tax will be required with respect to any gain realized by a Non-U.S. Holder upon the sale, exchange or other disposition of a new note.

        A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a new note unless (i) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (ii) such gain is effectively connected with the Non-U.S. Holder's U.S. trade or business or, if a Treaty Exemption applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States.

Information Reporting and Backup Withholding

        Information reporting and backup withholding will not be required with respect to payments that we make to a Non-U.S. Holder if the Non-U.S. Holder has (i) furnished documentation establishing eligibility for the Portfolio Interest Exemption or a Treaty Exemption (provided that, in the case of a sale of a new note by an individual, Form W-8BEN (or successor form) includes a certification that the individual has not been, and does not intend to be, present in the United States for 183 days or more days for the relevant period) or (ii) otherwise establishes an exemption, provided that neither we nor our agent has actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any exemption are not in fact satisfied. Certain additional rules may apply where the new notes are held through a custodian, nominee, broker, foreign partnership or foreign intermediary.

        In addition, information reporting and backup withholding will not apply to the proceeds of the sale of a new note made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

        Any amount paid as a backup withholding will be creditable against the holder's United States federal income tax liability provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors as to their qualification for exemption for backup withholding and the procedure for obtaining such an exemption.

PLAN OF DISTRIBUTION

        Any broker-dealer who holds old notes that were acquired for the account of such broker-dealer as a result of market-making activities or other trading activities may exchange such old notes pursuant to the exchange offer. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We on behalf of ourself and the subsidiary guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until July 1, 2005, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of one year after the expiration date we and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the subsidiary guarantors have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes and the related guarantees offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mark N. Kaplan, a member of our board of directors, is of counsel to Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Kaplan holds shares and options to purchase shares of our common stock.

EXPERTS

        The consolidated financial statements and schedule of DRS Technologies, Inc. and subsidiaries as of March 31, 2004 and 2003, and for each of the years in the three-year period ended March 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined financial statements of Night Vision Equipment Company, Inc. and Excalibur Electro Optics, Inc. (the "Affiliate") as of and for the year ended December 31, 2003, have been incorporated by reference into this prospectus in reliance on the reports of Buckno Lisicky & Company, independent auditors.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's regional office at 505 West Madison Street, Suite 1400, Chicago, Illinois 60661.

        We also make available on our website (www.drs.com), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, as soon as practical after we file these reports with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

DRS Technologies, Inc
5 Sylvan Way
Parsippany, New Jersey 07054
Attention: Investor Relations
Phone: (973) 898-1500

        Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "DRS". Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the new notes remain outstanding, we will file with the SEC (unless the SEC will not accept such a filing), all quarterly and annual reports that would be required to be filed with the SEC forms 10-Q and 10-K, if we were required to file such reports.

$200,000,000

DRS TECHNOLOGIES, INC.

Offer For All Outstanding 6 7/8 Senior
Subordinated Notes Due 2013 in Exchange for
6 7/8 Senior Subordinated Notes Due 2013, Which Have Been
Registered Under the Securities Act of 1933, and Are Fully and
Unconditionally Guaranteed by the Subsidiary
Guarantors Listed on Page ii of This Prospectus

PROSPECTUS

May 23, 2005

QuickLinks

TABLE OF CONTENTS
SUBSIDIARY GUARANTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
INCORPORATION BY REFERENCE
SUMMARY
Summary Description of the Exchange Offer
Summary Description of the New Notes
Consequences of Not Exchanging Old Notes
RISK FACTORS
Risks Related to the Exchange Offer and Holding the New Notes
Risks Related to our Business
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
SELECTED HISTORICAL FINANCIAL DATA
THE EXCHANGE OFFER
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE NEW NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION